Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 of Xtreme Oil & Gas, Inc. (the ÒCompanyÓ) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in such report.

Very truly yours,

/s/ Willard G. McAndrew III
Willard G. McAndrew III
Chief Executive Officer
Date: August 10, 2010